INSERT 77C:

SHAREHOLDER VOTING RESULTS: On June 26, 2006, at a special meeting of the Trust (the "Meeting"), the Shareholders of the Fund were asked to (i) elect seven existing Trustees and elect three new Trustees ("Proposal 1") and (ii) authorize the Adviser, upon approval of the Board of Trustees, to enter into or amend sub-advisory agreements without shareholder approval, subject to receipt of an Exemptive Order from the Securities and Exchange Commission ("Proposal 2"). A majority of the total number of outstanding shares of the Trust entitled to vote was not represented at the Meeting. The Trust's quorum requirement was therefore not met and the Meeting was adjourned until July 20, 2006.

      The Meeting was reconvened on Thursday, July 20, 2006 and the Shareholders of the Trust elected seven existing Trustees and three new Trustees. The results of the voting on Proposal
1 were as follows:


			Number of 		% of Outstanding	% of Shares
			Shares		Shares		Voted

John G. Breen
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

John F. Durkott
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Richard W.
Furst
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Gerald L.
Gherlein
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Dale C. LaPorte
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Robert D. Neary
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Kathleen A.
Obert
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Timothy L.
Swanson
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Kelley J.
Brennan
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

Dorothy A.
Berry
Affirmative		784,371,238.010	57.854%		100.000%
Withhold		.000			.000%			.000%
TOTAL			784,371,238.010	57.854%		100.000%

      At the Meeting, Proposal 2 was tabled. The Adviser intends to further review Proposal 2.